UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1	Term Loan Agreement dated as of August 25, 2025, among Weyerhaeuser Company, as parent, Weyerhaeuser NR Company, as borrower, the lenders party thereto and Truist Bank, as administrative agent
EXHIBIT 10.2	Guarantee Agreement dated as of August 25, 2025, between Weyerhaeuser Company, as guarantor, and Truist Bank, as administrative agent
EXHIBIT 99.1	Notice of Partial Redemption of 4.75% Notes due 2026
EXHIBIT 104	Cover page interactive data file (embedded within the Inline XBRL document)

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On August 25, 2025, Weyerhaeuser Company (“Weyerhaeuser”) and its subsidiary, Weyerhaeuser NR Company (“WNR”), entered into a Term Loan Agreement (the “Term Loan Agreement”) with the lenders party thereto (the “Lenders”) and Truist Bank, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to which WNR borrowed senior unsecured term loans in an aggregate principal amount of $800 million. Approximately $500 million of the proceeds of the term loans have been applied to the partial redemption of Weyerhaeuser’s 4.75% senior unsecured notes due in 2026 (the “Notes”), as discussed in greater detail in Item 8.01 of this report, and the remainder of the proceeds are intended to be used for general corporate purposes of Weyerhaeuser and its subsidiaries.

Loans under the Term Loan Agreement mature on the third anniversary of funding, and do not amortize prior to the final maturity thereof. Loans under the Term Loan Agreement bear interest at a floating rate based on, at WNR’s option, Term SOFR or the Base Rate (as each is defined in the Term Loan Agreement), in each case plus a spread that varies depending upon the credit rating assigned to Weyerhaeuser’s senior unsecured long-term debt from time to time. In connection with the Term Loan Agreement, WNR has entered into floating-to-fixed interest rate swaps to fix the rate for the full amount borrowed under the Term Loan Agreement. Including the effect of these swaps, the effective rate on the loans under the Term Loan Agreement, including the currently applicable credit spread, is 4.31%.

The covenants under the Term Loan Agreement are customary for investment grade credit facilities of this type and are consistent with those contained in each of Weyerhaeuser’s and WNR’s other bank loan agreements. These include but are not limited to requirements for Weyerhaeuser to maintain: a minimum total adjusted shareholders’ equity (as defined in the Term Loan Agreement) of $3.0 billion; and a funded debt ratio of 65% or less, calculated as set forth in the Term Loan Agreement as total funded indebtedness divided by total adjusted shareholders’ equity plus total funded indebtedness. They also include covenants that place limitations on Weyerhaeuser’s and its subsidiaries’ ability to incur secured debt and enter into certain sale and leaseback transactions, Weyerhaeuser’s and WNR’s ability to merge and Weyerhaeuser’s ability to sell all or substantially all of its consolidated assets.

In connection with the Term Loan Agreement, on August 25, 2025, Weyerhaeuser entered into a Guarantee Agreement (the “Guarantee Agreement”) with the Administrative Agent pursuant to which Weyerhaeuser unconditionally and irrevocably guaranteed the full and prompt payment when due of all of WNR’s obligations under the Term Loan Agreement.

The foregoing description of the Term Loan Agreement and the Guarantee Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement and the Guarantee Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated into this report by reference.

The Term Loan Agreement contains representations and warranties that Weyerhaeuser and WNR made to the Lenders as of a specific date. The assertions embodied in those representations and warranties were made solely for purposes of the contractual agreements between the parties to the Term Loan Agreement and may be subject to important qualifications and limitations to which the parties agreed in connection with negotiating the terms of the Term Loan Agreement. One or more of these representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as fact. Moreover, one or more of these representations and warranties may not be accurate or complete as of any specified date or may be subject to a contractual standard of materiality different from those generally applicable to investors. For the foregoing reasons, investors should not rely on the representations and warranties as statements or representations of factual information.

Certain of the Lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and general financing and treasury services for Weyerhaeuser, including as an underwriter for one or more public offerings of Weyerhaeuser’s securities, for which they received or will receive customary fees and expenses.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of Section 1 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of Section 2.

Section 8 – Other Events

Item 8.01. Other Events

On August 13, 2025, Weyerhaeuser directed The Bank of New York Mellon Trust Company, N.A., as trustee of the Notes, to notify noteholders that Weyerhaeuser was electing to redeem $500 million in aggregate principal amount outstanding of the Notes on August 25, 2025. The manner of calculation of the redemption price, including the applicable make-whole payment, was done in accordance with the terms of the Notes and was set forth in the Notice to Trustee of Redemption Price of Weyerhaeuser Company 4.75% Notes due 2026 dated August 20, 2025. Following the partial redemption, there remains $250 million in outstanding principal amount of the Notes.

For more information about Weyerhaeuser’s redemption of the Notes, please refer to the Notice of Partial Redemption to the Holders of Weyerhaeuser Company 4.75% Notes due 2026, which is filed with this current report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description
10.1	Term Loan Agreement dated as of August 25, 2025, among Weyerhaeuser Company, as parent, Weyerhaeuser NR Company, as borrower, the lenders party thereto and Truist Bank, as administrative agent
10.2	Guarantee Agreement dated as of August 25, 2025, between Weyerhaeuser Company, as guarantor, and Truist Bank, as administrative agent
99.1	Notice of Partial Redemption of 4.75% Notes due 2026
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: August 28, 2025